EXHIBIT 5.1
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
April 3, 2007
Superior Offshore International, Inc.
900 S. College Road, Suite 301
Lafayette, Louisiana 70503
Ladies and Gentlemen:
We have acted as special counsel to Superior Offshore International, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company on August 11, 2006 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offer and sale of up to 8,666,667 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), by the Company, together with up to 1,300,000 additional shares of Common Stock (the “Additional Shares”) that may be sold by the Selling Stockholders identified in the Registration Statement (the “Selling Stockholders”).
We understand that the Shares are to be sold by the Company, and any Additional Shares are to be sold by the Selling Stockholders, pursuant to the terms of a Purchase Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.
We have examined originals or copies identified to our satisfaction of (a) the Certificate of Incorporation of the Company and Bylaws of the Company, each as amended to date; (b) certain resolutions adopted by the Board of Directors of the Company; (c) the Registration Statement; (d) the form of the Underwriting Agreement; and (e) such other instruments, documents and records as we have deemed necessary, relevant or appropriate for the purposes hereof. We have relied on, and assumed the accuracy of, certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In addition, we have assumed that the Registration Statement, and any amendments thereto, has become effective under the Act and that the merger of Superior Offshore International, L.L.C. and the Company has become effective in the manner contemplated by the Registration Statement.
Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares and any Additional Shares will be validly issued, fully paid and

Superior Offshore International, Inc.
April 3, 2007

nonassessable when (a) issued in accordance with the Registration Statement and the resolutions of the Board of Directors of the Company approving the issuance of and the terms of the offering of the Shares and any Additional Shares and related matters; and (b) certificates representing the Shares and any Additional Shares have been duly executed, countersigned, registered and delivered in accordance with the terms of the Underwriting Agreement approved by the Board of Directors of the Company.
The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and the relevant federal law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction. We are not admitted to the practice of law in the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ BRACEWELL & GIULIANI LLP

Bracewell & Giuliani LLP